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                                                                    EXHIBIT 99.7

                                     CONSENT

      I hereby consent to being named in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 that was initially filed by The St. Paul Companies, Inc. ("St. Paul") on December 10, 2003 (and any amendments thereto) as a person who will become a director of The St. Paul Travelers Companies, Inc. upon the consummation of the transactions described therein.



February 13, 2004


                                      /s/ Robert I. Lipp
                                     -------------------
                                       Robert I. Lipp